Exhibit 99.1

WM MORTGAGE REINSURANCE COMPANY, INC.

UNAUDITED CONDENSED BALANCE SHEET

AS OF SEPTEMBER 30, 2014

(in thousands, except share data)

ASSETS
Investments held in trust, at fair value:
Fixed-maturity securities	$55,710
Cash equivalents held in trust	10,444

Total investments held in trust	66,154

Cash and cash equivalents	1,267
Fixed-maturity securities, at fair value	8,134
Accrued investment income	555
Premiums receivable	585

Total assets	$76,695

LIABILITIES AND STOCKHOLDER’S EQUITY
Liabilities:
Losses and loss adjustment expenses	$17,894
Losses payable	642
Unearned premiums	1,156
Accrued ceding commission expense	48
Other liabilities	152

Total liabilities	19,892

Stockholder’s equity:
Common stock, $1 par value; 1,000 shares issued and outstanding	1
Additional paid-in capital	69,879
Retained (deficit) earnings	(13,077)

Total stockholder’s equity	56,803

Total liabilities and stockholder’s equity	$76,695

WM MORTGAGE REINSURANCE COMPANY, INC.

UNAUDITED CONDENSED STATEMENT OF OPERATIONS

FOR THE MONTH ENDED SEPTEMBER 30, 2014

(in thousands)

Revenues:
Premiums earned	$571
Net investment income	(61)

Total revenues	510

Expenses:
Underwriting Expenses	654
General and administrative expenses	158
Loss from contract termination	—

Total expenses	812

(Loss) income before federal income taxes	(302)
Federal income tax benefit	—

Net (loss) income	$(302)